Exhibit No. 23.2

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Interenet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Catalyst Paper Corporation

We consent to the use of our:

•
Auditors’ Report to the Shareholders dated February 9, 2007 on the consolidated balance sheets of the Company as at December
31, 2006 and 2005, and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three year period ended December 31, 2006;

•	Comments by Auditor for U.S. Readers on Canada – U.S. Reporting Differences dated February 9, 2007; and

•
our Report of Independent Registered Public Accounting Firm dated February 9, 2007 on management's assessment of the effectiveness internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006; incorporated by reference herein.

incorporated by reference herein.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
May 30, 2007